Exhibit 15.2

[Appleby]

June 12, 2007

Hurray! Holding Co., Ltd.

15/F, Tower B, Gateway Plaza,

No. 18 Xia Guang Li, North Road,

East Third Ring Chaoyang District,

Beijing, 100027 P.R. China

Dear Sirs:

We hereby consent to the reference to our firm under the heading “Enforcement of Civil Liabilities” in the annual report on Form 20-F for the fiscal year ended December 31, 2006 of Hurray! Holding Co., Ltd. (the “Company”) to be filed with the Securities and Exchange Commission in the month of June 2007.

Yours faithfully,

/s/ Appleby

Appleby